Exhibit 10.37


                                                             15 Old Danbury Road
                                                                       Suite 203
                                                                Wilton, CT 06897
                                                                  (203) 762-2499
STARTECH                                                     Fax; (203) 761-0839
--------------------------------------------------------------------------------
ENVIRONMENTAL CORP.                                      http;//www.startech.net



                  PURCHASE AGREEMENT -- PLASMA CONVERTER SYSTEM

This sales agreement is for the sale of goods and services for upgrade and modification of the existing Mihama 5 TPD Plasma Converter System (PCS) located at the Himeji site in Japan. The agreement is made between STARTECH Environmental Corporation, (hereinafter "Company") a corporation organized and existing under the laws of the State of Colorado, U.S.A. with its principal office at 88 Old Danbury Road, Wilton Connecticut and Mihama, Inc (hereinafter "Customer"), with its principal office at 11417 Miyakawa, Chino-shi, Nagano-Ken 391-0013, Japan.

Goods and Services
------------------

     o Company will design, furnish, deliver and provide installation coordination into an existing facility the materials and equipment specified in Exhibit D.

     o Startech will provide two (2) field engineering for a period of three weeks upon delivery of the above specified equipment to the Himeji site. The price includes the field service labor, Bristol support labor cost @50%, travel and living expenses. The effort to be conducted at the site is to coordinate the installation of the equipment and material to be provided by Startech and initiate system startup under completion of the installation. It is estimated that this effort can be accomplished within the time specified. Should the technical team need to be extended past the three weeks it will be on a time and materials basis.

     o The Company will provide a one (1) year warranty on the new material and equipment.

Shipment, Delivery and Startup
------------------------------

     o Company shall ship the new material and equipment on or about 6 months from the executed date of this Purchase Agreement and payment of the initial down payment specified in Exhibit C.

     o Company will provide packing and shipping via ocean carrier to the nearest Japanese port.

     o Customer shall receive, provide support to Company to unload, and store each shipment of components of the System, as may be required, at the Customer Premises. However, Customer shall not uncrate or unpack such components without prior permission and/or supervision from Company.

Customer Requirements
---------------------

     o Provide a Customer Facility (building) for installation of the Plasma Converter System with required utility feeds (i.e. appropriate electrical power, water etc.).

     o Customer to provide shipping from the Japanese port to the Himeji site.

     o Grant to Company Personnel access to the Customer Premises, including the System, Customer Facilities, and Customer Equipment, as may be necessary or appropriate for Company to perform its responsibilities under this Agreement.

     o    Customer to provide all language translation for all documentation.

     o    Customer will be responsible for permits, if any.

Excluded Tasks and Items:
-------------------------

The following items are excluded from the scope of this agreement.

     o Translation of documents including all correspondence, training manuals, technical manuals and configuration schematics. Startech will provide two (2) copies of new and modified documents in English.

     o    Import and/or customs duties, tariffs, VAT and local taxes.

     o Cost for application fees for local construction, operating and or environmental permits. Startech engineering support for assistance in completing applications for these items is included within the price.

     o Operational system spares and other spare parts. A recommended compliment of spares and spare parts for operations to be located on site has previously been requested and needs to be on-hand prior to systemization and operational testing / production. Should Mihama wish that Startech acquire these operational spares please let us know and we will provide an optional price to stock your spares inventory based on the recommended list.

     o On-site contractor and craft labor and construction equipment in support of Startech field personnel during installation.

Price and Terms of Goods and Services
-------------------------------------

     o In consideration of Company's obligations as recited herein, the Customer shall pay the Total Price of six hundred and seventy six thousand dollars ($676,000) for the material, equipment and services specified in Exhibit D.

     o In addition to the Total Price, Customer shall duly report and pay all international, federal, state, local, and other taxes, value added tax
          (VAT), customs duties or other charges (other than income or franchise taxes payable by Company) directly applicable to the sale, installation, maintenance, or use of the System.


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


     o Where in any payment, of which the company has received payment, the value of unfixed materials and or goods has been included and materials and or goods have been intended for and placed on or adjacent to the manufacturing facility, the materials and or goods shall be delivered to the Customer `constitum possessorium' and shall thereby become property and ownership of the Customer. The company shall be responsible for any loss or damage, and the materials or goods shall not be removed, except for the use in the manufacture of the equipment, without the written authority of the Customer.

     o Customer grants Company, and Company reserves, a purchase-money security interest, as that term is defined pursuant to Articles One and Nine of the Uniform Commercial Code, to the extent of all obligations of Customer to Company under this Agreement, in all components of the System procured, installed and/or delivered hereunder and in any proceeds that may arise in connection with the sale or conversion thereof, Customer shall cooperate with Company in filing financing statements covering such security interest and authorizes Company to execute and file financing statements without Customer's signature in any jurisdiction where such procedure is authorized.

     o All amounts, other than the down payment, not paid by Customer within thirty (30) days after such amounts become due and payable to Company shall bear interest at the lesser of two percent (2%) per month or the maximum rate of interest allowed by applicable law.

Other Terms and Conditions
--------------------------

         Warranties

          o Company provides a one year product warranty which initiates upon the scheduled startup date. The specific warranty pertains to the new material and equipment being provided under this agreement, provisions are included as Exhibits A and B of this contract.


         Limitation of Liability

          o In no event shall Company be liable for any consequential, incidental, indirect or special damages of any kind whatsoever (including, but not limited to, lost profits, plant down time, loss of use of the equipment and claims of third parties) in connection with this agreement, the equipment or the subject matter of this agreement, notwithstanding anything to the contrary set forth elsewhere in this agreement, in no event shall Company be liable for any damages, costs or expenses (including, but not limited to, reasonable attorneys fees) of any kind in connection with the sale or use of any equipment sold hereunder in an amount greater than the amount of the purchase price actually received by company for such equipment.


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


         Force Majeure

          o Neither party shall be liable for any costs or damages attributable to nonperformance (including delays on the part of Company in making deliveries hereunder) arising out of any "Event of Force Majeure," which shall consist of any cause not within its reasonable control and not due to its fault or negligence.

          o Each party shall give the other party prompt notice of the occurrence of any Event of Force Majeure that is expected to cause delay hereunder, and the date of performance by any such party shall be extended for a period not exceeding the period of delay caused by the Event of Force Majeure identified in such notice.

         Settlement of Disputes

                  Trial by Jury; Waiver. THE CUSTOMER HEREBY WAIVES ITS RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION BY OR AGAINST COMPANY ARISING HEREUNDER. CUSTOMER ACKNOWLEDGES THAT THE TRANSACTION EVIDENCED BY THIS NOTE IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF C.G.S. CHAPTER 903a, AS AMENDED, FOR THE CONSIDERATION AFORESAID, CUSTOMER HEREBY WAIVES ANY RIGHT WHICH CUSTOMER MIGHT HAVE TO A NOTICE AND A HEARING OR A PRIOR COURT ORDER, UNDER SAID CHAPTER 903a OR AS OTHERWISE PROVIDED UNDER ANY APPLICABLE FEDERAL OR STATE LAW, IN THE EVENT THE COMPANY SEEKS ANY PREJUDGMENT REMEDY AND/OR "EX PARTE" ATTACHMENT OF REAL OR PERSONAL PROPERTY IN CONNECTION WITH ANY SUIT ON THIS SALES AGREEMENT. CUSTOMER ACKNOWLEDGES THAT BUT FOR THE ACKNOWLEDGMENT AND WAIVER CONTAINED IN THIS PARAGRAPH, THE COMPANY MIGHT OTHERWISE HAVE TO ESTABLISH PROBABLE CAUSE AND/OR POST A BOND OR OTHER SECURITY IN CONNECTION WITH SUCH AN ACTION UNDER THE "DUE PROCESS" CONSIDERATIONS OR OTHERWISE OF ANY APPLICABLE FEDERAL OR STATE LAW, AND CUSTOMER SPECIFICALLY WAIVES ANY OF SUCH REQUIREMENTS IMPOSED ON THE COMPANY.

                  No Strict Construction. The parties have hereto participated jointly in the negotiation and drafting of this Sales Agreement. In the event an ambiguity or questions of intent or interpretation arises under any provision of this Sales Agreement, it shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Sales Agreement.

                  Connecticut Law and Jurisdiction. This Sales Agreement shall be governed by and be construed in accordance with the laws of the State of Connecticut without regard to the conflicts of law rules of such state. THE CUSTOMER HEREBY CONSENTS TO THE


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


                  EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SALES AGREEMENT, THE OTHER AGREEMENTS, AND THE TRANSACTIONS CONTEMPLATED HEREBY. IF THE CUSTOMER DOES NOT MAINTAIN A REGISTERED AGENT IN CONNECTICUT, THE COMPANY MAY SERVE THE CUSTOMER BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE CUSTOMER AT THE ADDRESS SET FORTH HEREIN. THE CUSTOMER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (a) ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT; AND (b) ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Miscellaneous

          o This Agreement shall be binding upon the successors and assignees of both parties; provided, however, that no assignment shall be made by either party without the prior consent of the other. Any attempt by either party to assign this Agreement or any of the rights or duties hereunder contrary to the foregoing provision shall be void.

          o Except for any maintenance agreement that may be entered into by the parties, this Agreement constitutes the entire agreement between Company and Customer with respect to Company's Goods and Services to be supplied to the Customer in this Sales Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized corporate officers as of the day and year first above written.

       ACCEPTED BY PURCHASER (Customer):

       Mihama, Inc.


       By:_____________________                          Date:__________________

       Mr. Mamoru Hama Mihama, Inc.


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




       SELLER:

       Startech Environmental Corporation


       By:___________________________                   Date:___________________

       Joseph F. Longo
       Startech Environmental Corporation


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



                                    Exhibit A

                                PRODUCT WARRANTY
                                ----------------

A.1 Company warrants that each item of Equipment sold to Customer hereunder shall be free from defects in workmanship and materials, for a period of ONE YEAR (the "Warranty Period") from the Company's issuance of the Certificate of Completion under normal use and service during the Warranty Period.

A.2 The product warranty set forth in subparagraph A.1 above will only apply if:
(i) the Equipment has at all times been operated, by the Company or a principal or employee of the Customer who has been trained in the use and operation of the Plasma Converter System and has been provided a Certification of that fact by the Company, in accordance with Company's operating instructions delivered to Customer; (ii) no alterations or substitutions have been made by Customer to the Equipment (unless such alteration or substitution was approved in writing by Company before work was begun by Customer); (iii) such Equipment was installed with oversight by Company or Company's designee. FAILURE TO COMPLY WITH THIS SECTION A.2 WILL VOID THE WARRANTIES SET FORTH IN EXHIBITS A AND C.

A.3 The product warranty set forth in subparagraph A.1 above will not apply to defects caused by: (i) damage caused by abrasion or corrosion; (ii) normal wear and tear; (iii) use by Customer contrary to Company's operating instructions delivered to Customer; (iv) use by Customer in processing material for which these specific systems were not intended by the Company; (v) failure by Customer to obtain, install and use any safety devices recommended by Company; or (vi) Customer or any third party.

A.4 If Customer believes that any item of Equipment sold to Customer hereunder does not meet the product warranty set forth in A.1 above during the Warranty Period, then Customer shall as soon as practicable notify Company thereof, in writing, and Customer shall make such item available to Company for its inspection. IN NO EVENT MAY CUSTOMER ASSERT A WARRANTY CLAIM HEREUNDER AS TO ANY CLAIMED DEFECT IN AN ITEM OF EQUIPMENT AFTER THE EXPIRATION OF THE EARLIER OF THIRTY (30) DAYS AFTER CUSTOMER DISCOVERS SUCH DEFECT IN THE ITEM OF EQUIPMENT OR THE EXPIRATION OF THE WARRANTY PERIOD. ANY PRODUCT WARRANTY CLAIM ASSERTED AFTER EXPIRATION OF THE EARLIER OF THE ABOVE TIME PERIODS SET FORTH IN THE PRECEDING SENTENCE WILL BE BARRED. All warranty claims must include documentation of applicable maintenance performance in accordance with manufacturer's recommendations and 12 hours of logged operating data (written and electronic) immediately preceding the claimed warranty failure. Upon receipt of any such notification, Company shall, within thirty (30) days, investigate any such warranty claim by Customer to determine the nature and cause of the alleged warranty defect(s), if any, and notify the Customer of the results of its investigation. If this investigation establishes the existence of the alleged defect(s) and that defective material or workmanship of the Company is the cause, then Company will, at its option, either repair the defective material or correct the defective workmanship, at Company's expense, or return the amount of the purchase price already paid for such item of Equipment to Company. Any item(s) of Equipment to be repaired by Company under this Paragraph shall ordinarily be repaired at the premises of Company, unless otherwise agreed by the Parties in writing.


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


The Company will indemnify the Customer from any damages the Customer might suffer because of the Company's infringement of any patents. Such infringement will be a determination by a court of competent jurisdiction for the obligation of the Company to the Customer to become effective.




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



                                    Exhibit B

                           EXCLUSIVE REMEDIES/NO OTHER
                           ---------------------------
                                   WARRANTIES
                                   ----------

B.1 The remedies of customer set forth in Exhibits A, above are customer's exclusive remedies for defects in the equipment, and the Company shall have no other liability for defects in the equipment, for infringement by the equipment or non-compliance by the equipment under any theory, including contract, tort or equity. Except as expressly provided above in exhibit A, Company gives no other warranty, express or implied, in connection with the equipment sold hereunder, including but not limited to, the implied warranties of merchantability or fitness for a particular purpose.



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



                                    Exhibit C

                           Payment Milestone Schedule

In consideration of Company's obligations as recited herein, the Customer shall pay the Total Price of six hundred forty seventy six thousand dollars ($676,000) in accordance with the following payment plan:

         1) A deposit of $ 85,000 as good faith funds upon return by Customer of a duly executed and delivered Agreement;
         2)       $ 41,000 - 45 days after contract award;
         3)       $ 150,000 - 60 days after contract award
         4)       $ 150,000 - 90 days after contract award;
         5)       $ 100,000 -- 120 days after contract award;
         6)       $ 75,000 -- 150 days after contract award;
         7) $ 60,000 with the completion of packing and release for shipment from our Bristol, CT manufacturing facility
         8)       $ 15,000 - 30 days after system installation


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



                                    Exhibit D

                    Description of PCS Equipment and Services

The following items and tasks indicate the new equipment and repairs for the Himeji site.

     o Upgraded Plasma Vessel / Refractory / bottom electrode and redesigned vessel top

         |X|      New Refractory Lined Vessel
         |X|      Redesign and Optimized Bottom Electrode and Installation
         |X|      Redesign Vessel Top
         |X|      Factory Bake-Out prior to shipping.

     o    Provide New Ancillary Equipment

          The following list of components covering the equipment, design, procurement and fabrication services.

         |X|      Spherical Bearing Assembly
         |X|      Hydraulic Lines to Torch Manipulator
         |X|      Hydraulic Hoses to the Tilt Cylinder
         |X|      Cooling Water Lines to the Plasma Vessel
         |X|      Thermocouples and Wiring for Plasma Converter and Cross-Over
                  duct
         |X|      Electrical Wiring to Vessel and Torch Positioner
         |X|      Interconnections, Support and Instrumentation for Solid Feeder
                  Stand as appropriate.
         |X|      Torch Bellows Assembly
         |X|      O2 Flow Meter and Gauge
         |X|      Replacement Remedia(R) Bag House Filters
         |X|      Replacement Plates and gaskets for HX 04 and Frame Heat
                  Exchanger
         |X|      SV 41 (Air Supply to Backup HP Pump)
         |X|      MV 40 (Motorized Valve for the HP Cooling Water supply)
         |X|      CK 291 (Check Value for the HP Cooling Water Supply)
         |X|      PVC Piping from Water Junction Box back to HP Skid
         |X|      Controls and Programming to Integrate all Replacement
                  Equipment

     o    Provide New Plasma Torch Assembly (500 kw, PT 200)

     o Provide New PCG Cooling Heat Exchanger (Hurst Boiler - Existing Design & Rating)

     o    Packing and Shipping from Bristol, CT to the Japanese port

          |X| Startech will crate, pack and load into ocean containers the equipment and materials specified above and deliver to the nearest Japanese port. The price reflected is for closed ocean containers and shipment of the completed Plasma Vessel as deck cargo.


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


     o    Provide Technical Field Service Support at the Himeji site

          |X| Startech will provide two (2) field engineering for a period of three weeks upon delivery of the above specified equipment to the Himeji site. The price includes the field service labor, Bristol support labor cost @ 50%, travel and living expenses. The effort to be conducted at the site is to coordinate the installation of the equipment and material to be provided by Startech and initiate system startup under completion of the installation. It is estimated that this effort can be accomplished within the time specified. Should the technical team need to be extended past the three weeks it will be on a time and materials basis.



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